SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 12, 2011
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 17, 2011, Ashford Hospitality Trust, Inc. (the “Company”), as the sole member of the general partner of Ashford Hospitality Limited Partnership (the “Partnership”), caused the agreement of limited partnership of the Partnership to be amended to designate and authorize the issuance of an additional 1,472,000 units of the Partnership’s 9.000% Series E Preferred Units, liquidation preference $25.00 per Series E Preferred Unit (the “Series E Preferred Units”). A copy of that amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. On October 17, 2011, the Company contributed the net proceeds from the offering of the Series E Preferred Stock (described in Item 5.03 below) to the Partnership in exchange for 1,280,000 Series E Preferred Units (with economic terms that mirror the terms of the Series E Preferred Stock). The offering of the Series E Preferred Units to the Company is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 17, 2011, the Company issued and sold 1,280,000 shares of its 9.000% Series E Cumulative Preferred Stock (liquidation preference $25.00 per share, par value $0.01 per share) (“Series E Preferred Stock”) at $23.47 per share, in an underwritten public offering pursuant to an effective registration statement. The proceeds from the offering may be used by the Company for general corporate purposes, including, without limitation, repayment of debt or other maturing obligations, financing future hotel related investments, capital expenditures and working capital. A portion of the proceeds may also be used for repurchasing shares of the Company’s common stock under its existing repurchase program.
     In connection with the sale, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation (the “Department”) classifying an additional 1,372,000 shares of the Company’s authorized preferred stock as Series E Preferred Stock on October 14, 2011, with the same terms as the 3,450,000 shares of Series E Preferred as set forth in the Articles Supplementary initially classifying 3,450,000 shares of the Company’s authorized preferred stock as Series E Preferred Stock filed with the Department on April 15, 2011. A copy of the above-referenced Articles Supplementary filed with the Department in October 14, 2011 is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.
     The Series E Preferred Stock will rank senior to the Company’s common stock and any other junior shares that the Company may issue in the future, and on parity with the Company’s Series A Cumulative Preferred Stock, Series D Cumulative Preferred Stock, and any other parity shares that the Company may issue in the future, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up, all as set forth in the Articles Supplementary initially classifying 3,450,000 shares of the Company’s authorized preferred stock as Series E Preferred Stock filed with the Department on April 15, 2011.
Item 8.01. Other Events.
     Reference is hereby made to the registration statement of the Company on Form S-3/A (File No. 333-162750), which became effective as of January 25, 2010 (the “Registration Statement”), pursuant to which the Company registered the sale of debt and equity securities for sale in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus dated January 25, 2010 and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(2) on October 12, 2011, with respect to the Series E Preferred Stock.
     On October 12, 2011, the Company and Ashford Hospitality Limited Partnership entered into an Underwriting Agreement with Stifel, Nicolaus & Company, Incorporated, for itself and as representative of the underwriters listed in Schedule I thereto, in connection with an underwritten public offering (the “Offering”) by the Company of 1,280,000 shares of Series E Preferred Stock. A copy of the underwriting agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.
     On October 17, 2011, Hogan Lovells US LLP issued their opinion with respect to the validity of the 1,280,000 shares of the Company’s Series E Preferred Stock issued by the Company in the Offering and the 11,636,352 shares of the Company’s common stock potentially issuable upon the conversion thereof. A copy of the opinion is filed with this Current Report on Form 8-K as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

1.1*	Underwriting Agreement, dated October 12, 2011, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and Stifel, Nicolaus & Company, Incorporated, for itself and on behalf of the several underwriters listed in Schedule I thereto.

3.1*	Articles Supplementary Establishing Additional Shares of Series E Preferred Stock, filed with the Maryland State Department of Assessments and Taxation on October 14, 2011.

5.1*	Opinion of Hogan Lovells US LLP, dated October 17, 2011, with respect to the legality of the preferred shares being issued.

10.1*	Amendment No. 8 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership

*	filed herewith

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2011
ASHFORD HOSPITALITY TRUST, INC.
	By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel